                         RESOLUTION BY WRITTEN CONSENT
                         -----------------------------
                         OF THE BOARD OF DIRECTORS OF
                         ----------------------------
                          PFL LIFE INSURANCE COMPANY
                          --------------------------


WHEREAS, Section 490.821 of the Iowa Code (1995) provides that action required or permitted by the Iowa Business Corporation Act to be taken at a Board of Director's Meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents describing the action taken, signed by each Director, directing that the action have the same effect as an action taken at a meeting of the Board of Directors, and included in the minutes that are filed with the Corporate records reflecting the action taken.

WHEREAS, the undersigned constitutes all of the Directors of the Board of Directors of PFL Life Insurance Company.

NOW THEREFORE, the following resolution shall be adopted by the Board of Directors as of the 15th day of September, 1997, and this action shall have the same effect as a meeting vote for all purposes.

           RESOLVED, that the officers of the Company be and they hereby are authorized to establish the "PFL Endeavor Target Account," a managed separate account for the purpose of selling approved variable insurance contracts;

           RESOLVED, that the officers of the Company be and they hereby are authorized to adopt the "Rules and Regulations" of the PFL Endeavor Target Account;

           RESOLVED, that the officers of the Company be and they hereby are authorized to establish the initial "Board of Managers" for the PFL Endeavor Target Account. The persons initially appointed to the Board of Managers shall serve until an initial meeting at which the Insurance Company as the sole person having an interest in the Account at its inception shall have the right to elect a Board of Managers, or until their successors are elected and qualified. Thereafter, the Managers may be elected from time to time as provided by law or by the adopted Rules and Regulations.

           BE IT FURTHER RESOLVED, that the officers of this company be and they hereby are authorized and instructed to take any and all actions necessary in order to carry out the powers hereby conferred, including but not limited to, the filing of any registration statement and amendments thereto with the Securities and Exchange Commission, execution of any and all required underwriting agreements, state regulatory filings, Blue Sky filings, policy filings, and to execute any and all other documents that may be required by any Federal, state or local regulatory agency in order to operate the managed separate account.

By:        /s/  Patrick S. Baird                  Date:     September 16, 1997
           ------------------------------                   ------------------
           Patrick S. Baird

By:        /s/  William L. Busler                 Date:     September 16, 1997
           ------------------------------                   ------------------
           William L. Busler

By:        /s/  Patrick E. Falconio               Date:     September 16, 1997
           ------------------------------                   ------------------
           Patrick E. Falconio

By:        /s/  Douglas C. Kolsrud                Date:     September 16, 1997
           ------------------------------                   ------------------
           Douglas C. Kolsrud

By:        /s/  Craig D. Vermie                   Date:     September 16, 1997
           ------------------------------                   ------------------
           Craig D. Vermie

                                 CERTIFICATION
                                 -------------

I, Craig D. Vermie, being the duly constituted Secretary of PFL Life Insurance Company, an Iowa corporation with its principal place of business located at 4333 Edgewood Road N.E., Cedar Rapids, Iowa, hereby certify that the following is a true and correct copy of a resolution adopted by the Board of Directors of said corporation by written consent dated as of September 15, 1997 and that said resolution is still in full force and effect:

           RESOLVED, that the officers of the Company be and they hereby are authorized to establish the "PFL Endeavor Target Account," a managed separate account for the purpose of selling approved variable insurance contracts;

           RESOLVED, that the officers of the Company be and they hereby are authorized to adopt the "Rules and Regulations" of the PFL Endeavor Target Account;

           RESOLVED, that the officers of the Company be and they hereby are authorized to establish the initial "Board of Managers" for the PFL Endeavor Target Account. The persons initially appointed to the Board of Managers shall serve until an initial meeting at which the Insurance Company as the sole person having an interest in the Account at its inception shall have the right to elect a Board of Managers, or until their successors are elected and qualified. Thereafter, the Managers may be elected from time to time as provided by law or by the adopted Rules and Regulations.

           BE IT FURTHER RESOLVED, that the officers of this company be and they hereby are authorized and instructed to take any and all actions necessary in order to carry out the powers hereby conferred, including but not limited to, the filing of any registration statement and amendments thereto with the Securities and Exchange Commission, execution of any and all required underwriting agreements, state regulatory filings, Blue Sky filings, policy filings, and to execute any and all other documents that may be required by any Federal, state or local regulatory agency in order to operate the managed separate account.


           Dated at Cedar Rapids, Iowa, this 17th day of September, 1997.



           (SEAL)

                                         BY:       /s/  Craig D. Vermie
                                                   --------------------